Exhibit 32.2

Certification by the Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements

                I, Deborah S. Maddocks, Vice President - Finance, of PAULA Financial, a Delaware corporation (the “Company”), each certify that:

                (1)           The Company’s periodic report on Form 10-KSB for the period ended December 31, 2004 (the “Form 10-K”) fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

                (2)           The financial statements and disclosures contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

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VICE PRESIDENT - FINANCE

/s/ Deborah S. Maddocks

Deborah S. Maddocks

Date:  March 31, 2005